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                      THERMOVIEW INDUSTRIES, INC.
                        AUDIT COMMITTEE CHARTER


ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed solely of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. All committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Audit Committee) and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the corporate directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, internal controls, financial reporting and disclosure practices of the corporation, legal and ethical compliance procedures and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of the corporation. The Audit Committee shall have a clear understanding with management and with the independent auditors that the independent auditors are ultimately accountable of the Board of Directors and the Audit Committee, as representatives of the corporation's shareholders.

RESPONSIBILITIES

In carrying out its responsibilities, the Board of Directors believes the policies and procedures of the Audit Committee should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out its responsibilities, the Audit Committee will:

      o Review and recommend to the Board of Directors the selection and retention of independent auditors to audit the financial statements of the corporation and its divisions and subsidiaries, or the discharge of such independent auditors. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships the independent auditors have with the corporation to determine their continued independence. The Audit Committee will discuss with the independent auditors the matters included in the written disclosures required by the Independence Standards Board.

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      o      Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors. The Audit Committee will also approve the estimated cost of the annual audit and the level and scope of non-audit services provided by the independent auditors.

      o Review with the independent auditors, the corporation's internal auditors, and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and adopt any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

      o Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

      o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

      o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

      o Discuss with the independent auditors the appropriateness of the accounting principles and financial disclosure practices used or proposed to be adopted by the corporation.

      o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit. The Audit Committee should consult periodically with the independent auditors out of the presence of management about the adequacy of the corporation's internal control structure and the completeness and accuracy of the corporation's financial statements.

      o Establish, review and update periodically a code of business conduct and ensure that management has established a system to enforce this code. The Audit Committee will periodically review company policy statements and procedures to determine their adherence to the corporation's code of business conduct.

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      o      Review periodically with the corporation's counsel legal and regulatory matters that may materially affect the corporation's financial statements, compliance policies and programs.

      o Conduct an appropriate review of all related party transactions on a continuing basis and review potential conflict of interest situations where appropriate.

      o Review accounting, financial, human resources and management succession planning within the corporation.

      o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

      o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

      o Review and update this Charter on an annual basis, or more frequently as appropriate.

      o Perform such other duties and functions consistent with this Charter, the corporation's bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.